VITEL LABORATORIOS, S.A. DE C.V.

FINANCIAL STATEMENTS

December 31, 2016

VITEL LABORATORIOS, S.A. DE C.V.

INDEX TO FINANCIAL STATEMENTS

December 31, 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Vitel Laboratorios, S.A., De C.V.

We have audited the accompanying balance sheet of Vitel Laboratorios, S.A., De C.V. (the “Company”) as of December 31, 2016 and the related statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for the period from January 16, 2016 (inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitel Laboratorios, S.A., De C.V. as of December 31, 2016 and the results of its operations and its cash flows for the period from January 16, 2016 (inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss in 2016 of $164,277 and an accumulated deficit, shareholders’ deficit and working capital deficit of $164,277, $122,253 and $122,708, respectively, at December 31, 2016. Furthermore, the parent entity that acquired the Company in 2017 intends on selling or otherwise divesting of the Company in 2018. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SALBERG & COMPANY, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 29, 2018

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-2

VITEL LABORATORIOS, S.A. DE C.V.

BALANCE SHEET

December 31, 2016

ASSETS
CURRENT ASSETS:
Cash	$26,366
Accounts receivable, net	54,958
Inventory	2,964
Prepaid expenses and other current assets	33,242

Total Current Assets	117,530

OTHER ASSETS:
Property and equipment, net	455

Total Assets	$117,985

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	239,908
Accrued liabilities	330

Total Current Liabilities	240,238

Contingencies (Note 7)

SHAREHOLDERS’ DEFICIT:
Ordinary shares (No par value; 190 shares authorized; 100 shares issued and outstanding)	5
Additional paid-in capial	28,618
Accumulated deficit	(164,277)
Accumulated other comprehensive gain	13,401

Total Shareholders’ Deficit	(122,253)

Total Liabilities and Shareholders’ Deficit	$117,985

See accompanying notes to financial statements.

F-3

VITEL LABORATORIOS, S.A. DE C.V.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Period from January 16, 2016 (Inception) to December 31, 2016

SALES	$159,399

COST OF SALES	79,847

GROSS PROFIT	79,552

OPERATING EXPENSES:
Professional fees	75,717
Bad debt	3,564
Research and development expense	1,285
General and administrative expenses	163,263

Total Operating Expenses	243,829

LOSS FROM OPERATIONS	(164,277)

NET LOSS	$(164,277)

COMPREHENSIVE LOSS:
Net loss	$(164,277)

Other comprehensive gain:
Unrealized foreign currency translation gain	13,401

Comprehensive loss	$(150,876)

NET LOSS PER ORDINARY SHARE - Basic and Diluted	$(1,642.77)

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	100

See accompanying notes to financial statements.

F-4

VITEL LABORATORIOS, S.A. DE C.V.

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Period from January 16, 2016 (Inception) to December 31, 2016

	Ordinary Shares				Accumuated
	# of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	other comprehensive gain	Total Shareholders’ Deficit

Balance, January 16, 2016 (Inception)	-	$-	$-	$-	$-	$-

Ordinary shares issued to founders	100	5	-	-	-	5

Capital contribution	-	-	28,618	-	-	28,618

Net loss	-	-	-	(164,277)	-	(164,277)

Foreign currency translation adjustment	-	-	-	-	13,401	13,401

Balance, December 31, 2017	100	$5	$28,618	$(164,277)	$13,401	$(122,253)

See accompanying notes to financial statements.

F-5

VITEL LABORATORIOS, S.A. DE C.V.

STATEMENT OF CASH FLOWS

For the Period from January 16, 2016 (Inception) to December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(164,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	41
Bad debt expense	3,564
Change in operating assets and liabilities:
Accounts receivable	(64,546)
Inventory	(3,289)
Prepaid expenses and other current assets	(36,886)
Accounts payable	266,207
Accrued liabilities	366

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,180

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(546)

NET CASH USED IN INVESTING ACTIVITIES	(546)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ordinary shares issued to founders	5
Capital contribution	28,618

NET CASH PROVIDED BY FINANCING ACTIVITIES	28,623

NET INCREASE IN CASH	29,257

Effect of exchange rate changes on cash	(2,891)

CASH, beginning of period	-

CASH, end of period	$26,366

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-
Income taxes	$-

See accompanying notes to financial statements.

F-6

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Organization

Vitel Laboratorios, S.A. de C.V., a Mexican variable capital limited liability stock corporation (“Vitel” or the “Company”), incorporated on January 16, 2016, is a revenue-stage Mexico-based pharmaceutical company that sells over the counter generic drugs in México.

On August 19, 2016, the Company and OncBioMune Pharmaceuticals, Inc. (“ONC”) entered into a Shareholders’ Agreement related to the launch of Oncbiomune México, S.A. De C.V. (“Oncbiomune Mexico”) for the purposes of developing and commercializing the ONC’s PROSCAVAX vaccine technology and cancer technologies in MALA. Under the terms of the Shareholders Agreement, the ONC agreed to assign to Oncbiomune Mexico limited patent and intellectual property rights and trademarks related to its OVCAVAX, PROSCAVAX vaccine technology and cancer technologies and future developments related to these technologies. Through March 10, 2017, the Company and ONC each owned 50% of Oncbiomune Mexico and Oncbiomune Mexico was treated as an equity-method investee for accounting purposes. Oncbiomune Mexico had nominal activity in 2016 and through March 10, 2017 and therefore there is no presentation of equity method investee information. On March 10, 2017, Oncbiomune Mexico became a wholly owned subsidiary of ONC.

On March 10, 2017 (the “Closing Date”), ONC completed the acquisition of 100% of the issued and outstanding capital stock of Vitel from its shareholders Manuel Cosme Odabachian and Carlos Fernando Alaman Volnie (collectively, the “Vitel Stockholders”) pursuant to the terms and conditions of a Contribution Agreement to the Property of Trust F/2868 entered into among ONC and the Vitel Stockholders on the Closing Date (the “Contribution Agreement”). ONC acquired the Company for the purpose of commercializing ONC’s PROSCAVAX vaccine technology and cancer technologies in MALA and to utilize the Company’s distribution network and customer and industry relationships.

On December 29, 2017, the Board of Directors of ONC determined to sell or otherwise dispose of its interest in Vitel and Oncbiomune México due to disputes with the original Vitel Stockholders and resulting loss of operational control of the assets and operations of the Company and OncBiomune Mexico.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statement are presented in accordance with U.S. generally accepted accounting principles and are reflected in U.S dollars.

Going concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, the Company had a net loss of $164,277 for the period from January 16, 2016 (inception) to December 31, 2016. The net cash provided by operations was $1,180 for the period from January 16, 2016 (inception) to December 31, 2016. Additionally, the Company had an accumulated deficit of $164,277, had a shareholders’ deficit of $122,253 at December 31, 2016, and had a working capital deficit of $122,708 at December 31, 2016. Furthermore, as discussed in Note 10, the parent entity that acquired Vitel in 2017 intends to sell or otherwise divest of Vitel in 2018 and has ceased providing financial support since December 2017. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that our capital resources are not currently adequate to continue operating and maintaining its business strategy for the fiscal year ending December 31, 2017. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the period ended December 31, 2016 include allowance for doubtful accounts, reserve for inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, and estimates of current and deferred income taxes and deferred tax asset valuation allowances.

F-7

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

Fair value of financial instruments and fair value measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2017. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued liabilities, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2016, the Company did not have any cash equivalents.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Inventories

Inventories, consisting of finished goods related to the Company’s products are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates

Property and equipment

Property are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five years. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-8

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. During the period from January 16, 2016 (inception) to December 31, 2016, the Company did not record any impairment loss.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company records revenue when the products have been shipped to the customer. The Company reports its sales net of actual sales returns and the amount of reserves established for anticipated sales returns based on historical rates. The Company estimates and records a liability for potential returns and records this as a reduction of revenue in the same period the related revenue is recognized. The Company also offers cash discounts to certain customers as an incentive for prompt payment. The Company accounts for cash discounts by reducing accounts receivable by the prompt pay discount amount and recognizes the discount as a reduction of revenue in the same period the related revenue is recognized.

Certain sales to distributors or retailers are made on a consignment basis. Revenue for consignment sales are not recognized until sell through to the final customer is established which may be upon receipt of payment from the Company’s customer.

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in cost of sales. Shipping and handling costs charged to customers are included in sales.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Research and development

Research and development costs incurred in the development of the Company’s products are expensed as incurred. For the period from January 16, 2016, (inception) to December 31, 2016, research and development costs were $1,285 and are included in operating expenses on the accompanying statements of operations and comprehensive loss.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the financial statements accordingly.

F-9

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

Basic and diluted loss per share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. At December 31, 2016, the Company had no common stock equivalents.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Mexican Peso (“Peso”). The Company’s results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the spot exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred. Additionally, transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. The Company did not enter into any material transactions in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2016 were translated at 20.7334 Pesos to $1.00, which was the exchange rates on the balance sheet date. Equity accounts were translated at their historical rate. The average translation rates applied to the statements of operations for the period from January 16, 2016 (inception) to December 31, 2016 was 18.7310 Pesos to $1.00. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent accounting pronouncements

In August 2015, FASB issued ASU 2015-14, Deferral of the Effective Date, which amends ASC Topic 606, Revenue from Contracts with Customers. ASC Topic 606 was established by previously-issued ASU 2014-09, discussed below. For public business entities, the amendments in ASU 2015-14 defer the effective date of ASU 2014-09 to annual reporting periods beginning after December 15, 2017. Early adoption of ASU 2014-09 is permitted. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers, which established ASC Topic 606. The new revenue recognition standard eliminates all industry-specific guidance and provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The amendments in this ASU may be applied retrospectively to each period presented, or as a cumulative effect adjustment as of the date of adoption. Management is currently evaluating the accounting, transition and disclosure requirements of the standard and expects to know the financial statement impact upon adoption in 2018.

On February 25, 2016, the FASB issued ASU No. 2016-02 (“ASU 2016-02”) to amend the accounting guidance for leases. The accounting applied by a lessor is largely unchanged under ASU 2016-02. However, the standard requires lessees to recognize lease assets and lease liabilities for leases classified as operating leases on the balance sheet. Lessees will recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it will recognize lease expense for such leases generally on a straight-line basis over the lease term. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. The Company is currently assessing the impact of the guidance on its financial statements and notes to its financial statements.

F-10

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception. The ASU allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted classified as liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The Company is evaluating the impact of the revised guidance and believes that this will have a significant impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

At December 31, 2016, accounts receivable consisted of the following:

December 31, 2016
Accounts receivable	$58,170
Less: allowance for doubtful accounts	(3,212)

Accounts receivable, net	$54,958

For the period from January 16, 2016 (inception) to December 31, 2016, bad debt expense amounted to $3,564.

NOTE 4 – INVENTORY

At December 31, 2016, inventory consisted of the following:

December 31, 2016
Finished goods	$2,964
Inventory	$2,964

NOTE 5 - PROPERTY AND EQUIPMENT

At December 31, 2016, property and equipment consisted of the following:

	Useful Life (Years)	2016
Furniture and equipment	5	$496
Less: accumulated depreciation		(41)
Property and equipment, net		$455

For the period from January 16, 2016 (inception) to December 31, 2016, depreciation expense amounted to $41.

F-11

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 6 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2016 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the period from January 16, 2016 (inception) to December 31, 2016 were as follows:

2016
Income tax benefit at Mexico flat rate of 30%	$(49,283)
Change in valuation allowance	49,283
Total provision for income tax	$-

The Company’s approximate net deferred tax asset as of December 31, 2016 was as follows:

Deferred Tax Asset:	December 31, 2016
Net operating loss carryforward	$49,283
Total deferred tax asset	49,283
Less: valuation allowance	(49,283)
Net deferred tax asset	$-

The Company had incurred a net loss for the period from January 16, 2016 (inception) to December 31, 2016. Such loss is attributable to the Company’s operations located in Mexico. Mexico corporations are taxed at a flat rate of 30%. Tax losses may be carried forward for ten years. The net operating loss carryforward of approximately $164,000 has been be fully offset by a valuation allowance as of December 31, 2016

The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2016 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was $49,283 in 2016. The potential tax benefit arising from the loss carryforward will expire in 2026.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

NOTE 7 - SHAREHOLDERS’ DEFICIT

On January 16, 2016 (inception), the Company issued 100 ordinary shares to founders for $5.

During the period from January 16, 2016 (inception) to December 31, 2016, two founders contributed capital to the Company in the amount of $28,618.

NOTE 8 – CONTINGENCIES

Legal matters

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2016, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

F-12

VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company maintains its cash in banks and financial institutions in Mexico. At December 31, 2016, cash balances held in Mexico banks of $26,366 are uninsured. The Company has not experienced any losses in such accounts through December 31, 2016.

Geographic concentrations of sales

For the period from January 16, 2016 (inception) to December 31, 2016, all sales were in Mexico. No other geographical area accounted for more than 10% of total sales during the period from January 16, 2016 (inception) to December 31, 2016.

Customer concentrations

For the period from January 16, 2016 (inception) to December 31, 2016, two customers accounted for approximately 95% of total sales (55% and 40%, respectively). At December 31, 2016, accounts receivable from these two customers accounted for 89% (80% and 9%) of total accounts receivable, net. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendor concentrations

Generally, the Company purchases all of its product from one supplier located in Mexico. This supplier obtains its products from one suppler located in Germany. The loss of this supplier may have a material adverse effect on the Company’s results of operations and financial condition.

NOTE 10 - SUBSEQUENT EVENTS

Acquisition of and discontinued operations of Vitel

On March 10, 2017 (the “Closing Date”), ONC completed the acquisition of 100% of the issued and outstanding capital stock of the Company from the Vitel Stockholders pursuant to the terms and conditions of a Contribution Agreement to the Property of Trust F/2868 entered into among ONC and the Vitel Stockholders on the Closing Date (the “Contribution Agreement”).

Pursuant to the terms of the Contribution Agreement, ONC issued 61,158,013 shares of its common stock and 5,000,000 shares of its Series B preferred stock to Banco Actinver, S.A., in its capacity as Trustee (“Banco Actinver”) of the Irrevocable Management Trust Agreement Trust No. 2868 (the “Trust Agreement”) for the benefit of the Vitel Stockholders in exchange for 100% of the issued and outstanding capital stock of the Company (the “Vitel Shares”). The Common Stock and Series B Preferred will be held by Trustee for the benefit of the Vitel Stockholders as provided for in the Trust Agreement and 98% of the Vitel Shares are held by Banco Actinver for the benefit of ONC as provided for in the Trust Agreement and 2% of the Vitel Shares were transferred to ONC. Vitel became a wholly owned subsidiary of ONC as of the Closing Date as ONC had full control of the Vitel Shares through the Trust.

To induce the Vitel Stockholders to enter into the Contribution Agreement and as a condition to close the transactions set forth in that agreement, ONC, the Vitel Stockholders, officers and a director of ONC also entered into the following agreements as of the Closing Date or perform the following actions (i) a Stockholder’s Agreement among the ONC, officers of ONC, Mr. Cosme and Mr. Alaman dated as of the Closing Date (the “Stockholders’ Agreement”); (ii) the Trust Agreement; (iii) the Company, ONC and the Vitel Stockholders entered into employment agreements with Messrs. Cosme and Alaman; (iv) ONC, the ONC officers and the Vitel Stockholders agreed to consent to an amendment to ONC’s Articles of Incorporation and bylaws; (vi) and to elect Mr. Cosme, Mr. Alaman, two officer and directors of ONC as directors of the Company and such directors to elect Mr. Cosme, Mr. Alaman, and two ONC officers as officers of Vitel.

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VITEL LABORATORIOS, S.A. DE C.V.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

The Stockholders Agreement

The following is a summary of Stockholders Agreement.

The Vitel Stockholders and ONC established a trust pursuant to the Trust Agreement described below. Mr. Cosme and Mr. Alaman each contributed, assigned and transferred to ONC ownership of, and title over, one share of the capital stock of Vitel (the “Vitel Shares”) and Mr. Cosme and Mr. Alaman contributed, assigned and transferred to Banco Actinver (as defined in the Trust Agreement”) ownership of, and title over, the remaining 98 Vitel Shares for the benefit of ONC pursuant to the terms and conditions of the Trust Agreement. ONC contributed, assigned and transferred to Banco Actinver ownership of, and title over, 61,158,013 newly-issued shares of Common Stock and 5,000,000 newly-issued shares of Series B Preferred Stock with 100 votes per share (collectively, the “ONC Shares”), for the benefit of Mr. Cosme and Mr. Alaman pursuant to the terms and conditions of the Trust Agreement. The ONC Shares held by the Trust have not been and will not be registered under the Securities Act of 1933, as amended, (“Securities Act”) and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder and are subject to the restrictions on transfer contained in Article 4 of the Shareholders’ Agreement.

Corporate Rights. The corporate rights resulting from the Vitel Shares contributed to the Trust will be exercised by Banco Actinver pursuant to the written instructions it receives from ONC. For such purposes, and pursuant to the bylaws of Vitel, ONC shall have the authority to instruct Banco Actinver regarding exercising any corporate rights it may be entitled to in its capacity as the majority Vitel shareholder.

On December 29, 2017, the Board of Directors of ONC determined to sell or otherwise dispose of its interest in Vitel and Oncbiomune México due to disputes with the original Vitel Stockholders and resulting loss of operational control of the assets and operations of the Company and OncBiomune Mexico.

Employment agreements

On March 10, 2017, the Company entered into employment agreements with each of Messrs. Cosme and Alaman who were the sellers of Vitel (the “Vitel Employment Agreements”). Mr. Cosme was appointed as Vitel’s General Manager of Global Operations and Mr. Alaman was appointed as its Chief Operations Officer. Both of Messrs. Cosme and Alaman will be responsible for, supervising, managing, planning, directing and organizing the activities of the Vitel and will be its two most senior executive officers reporting to Vitel’s Board of Directors with all other employees of Vitel reporting directly or indirectly to them.

Each of the Vitel Employment Agreements provides for a base salary of $187,500, annual bonuses and other compensation as required under Mexican Federal Labor Law and an annual bonus target of 50% of salary based on performance objectives to be established by the Company’s Board of Directors annually. In addition, Messrs. Cosme and Alaman are entitled to a $500 monthly car allowance, health insurance reimbursement of up to $5,000 per year and other benefits required under Mexican law. The Vitel Employment Agreements also contains a non-compete provision prohibiting them from engaging in business activities that compete with Vitel’s current business and allows them to continue to operate their ongoing pharmaceuticals business so long as such business does not interfere with their duties to Vitel under their respective employment agreements. In addition, if Messrs. Cosme and Alaman seek to pursue any future business opportunities that do not interfere with their obligations to Vitel, they are required to notify the Company and provide it with a notice and an opportunity to participate in such opportunity.

The Vitel Employment Agreements may be terminated upon the employee’s death or disability, and with or without cause. In the event Vitel terminates either of Messrs. Cosme and Alaman’s employment upon their death or disability, for cause (as defined in the employment agreement) or if either of them should resign without cause, the person resigning is entitled to payment of their base salary through the date of termination and certain severance payments they are legally entitled to receive under Mexican Federal Labor Law. At Vitel’s option, it may terminate their employment without cause or the employee may terminate the agreement for good cause (as defined in the agreement) in which event the person terminated is entitled to (i) the equivalent amount of the corresponding severance payment set forth in the Mexican Federal Labor Law for an unjustified dismissal, or if greater (ii) the equivalent amount of up to three years’ gross salary and certain amounts mandated under Mexican labor laws, depending on the date of termination less the number of months elapsed after March 10, 2017. The severance payment shall be paid in equal monthly installments over the remaining term so long as the employee is in compliance with the non-compete provisions provided for in the employment agreement.

On December 31, 2017, Messrs. Cosme and Alaman terminated their respective employment agreements.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 29, 2018, the date the financial statements were available to be issued.

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